Exhibit 10.26

DELL (CHINA) COMPANY LIMITED

TERMS AND CONDITIONS OF SALE, SERVICE AND TECHNICAL SUPPORT (FOR NON-CONSUMER CUSTOMERS)

1. DEFINITIONS

"Seller" means Dell (China) Company Limited.

"Buyer" means the party identified in Seller's Quotation or Invoice who is purchasing products and/or services from Seller.

"Sales Contract" means a contract for sale by Seller to Buyer of the products and/or services; the Terms and Conditions are an integral part of the Sales Contract.

2. FORMATION OF CONTRACT

A Sales Contract shall come into existence only after Seller's quotation has been accepted by Buyer. Buyer warrants that it is buying for its own internal use only and not for re-sale purposes.

3. ORDERS, PRICE AND PAYMENT

3.1 The prices, payment terms and configurations of products and/or services are as expressly agreed in writing in the Sales Contract.

3.2 Unless credit terms have been expressly agreed by Seller, payment for the products or services shall be made in full before physical delivery of products or provision of services. If Buyer does not pay any due payments in accordance with stipulated payment terms, for each overdue day, a default penalty of 0.03% of the overdue amount shall be paid; the foregoing default penalty, together with the overdue amount, shall be consolidated and paid by Buyer upon Seller's urging of payment. Until Buyer fully discharges any outstanding amounts which are due and owing, Seller shall have discretion to withhold delivery of products and/or provision of services. Seller reserves the right to demand immediate payment for any products and/or services that have already been dispatched.

3.3 Unless otherwise agreed in writing by Buyer and Seller, Buyer shall make payments to Seller in accordance with the chronological order of transactions undertaken, and Seller shall have discretion to apply any amounts received from Buyer in satisfaction of any sums due and payable by Buyer (including outstanding accounts receivables).

4. SOFTWARE

Both parties confirm that all software provided is subject to the terms and conditions of the license agreement relating to that software. The warranty obligations of all software shall be determined in accordance with the license agreement that governs its use.

5. TITLE AND RISK

Title to and risk in the products shall pass to Buyer upon delivery of the products to Buyer or its designated receiver.

6. DELIVERY

6.1 Seller shall, in accordance with stipulations in the Sales Contract, deliver the products to a designated receiver ("Designated Receiver") at the place of delivery ("Place of Delivery"). If Seller is overdue for any delivery of products, and unless the parties agree otherwise, for each overdue day, Buyer may charge Seller at the rate of 0.03% of the stated value of that portion of the shipment that is overdue.

6.2 The products shall be deemed to have been delivered to Buyer upon the products reaching the designated Place of Delivery and Buyer having signed for receipt (either the Designated Receiver signing for receipt, or in circumstances where the Designated Receiver is unable to sign for receipt, Seller may agree to Buyer's signed receipt pursuant to an enterprise chop or other legally authorized chop).

6.3 Seller may modify products and/or discontinue the production of products at any time without notice as part of Seller's policy of on-going product up-date and modification. Modified or updated products will have the functionality and performance of the products ordered. Buyer accepts that Seller's policy may result in differences between the specification of products delivered to Buyer and the specification of products ordered.

7. ACCEPTANCE OF PRODUCTS

7.1 In the event that the purchase price includes first time installation of the products and the installation occurs within five days of delivery, the products shall be deemed as being accepted by Buyer upon Buyer's signature and/or chop on the "Customer Confirmation Letter" and "Installation Report". In the event that the purchase price includes first time installation of the products, but Buyer does not arrange for the installation to occur within five days of delivery, the products shall be deemed as being accepted by Buyer on the sixth day after delivery.

7.2 In the event that the purchase price does not include first time installation of the products, the products shall be deemed as being accepted upon delivery, unless Buyer notifies Seller to the contrary within five working days of delivery.

8. STANDARD WARRANTY

8.1 Unless specified otherwise, Seller warrants to Buyer that Dell branded products (excluding third party products and software), will be free from defects in materials and workmanship affecting normal use for a period of one year from invoice date ("Standard Warranty"). During this period, if Dell branded products cannot meet the Standard Warranty, Seller will be responsible for the repair or replacement of such products that have been returned from Buyer to Seller's facility.

8.2 This Standard Warranty does not cover damage, fault, failure or malfunction due to external causes, including accident, abuse, misuse, problems with electrical power, usage and/or storage and/or installation not in accordance with product instructions, failure to perform required preventive maintenance, normal wear and tear, act of God, fire, flood, war, act of violence or any similar occurrence; any attempt by any person other than Seller's personnel or any person authorised by Seller, to adjust, repair or support the products and problems caused by use of parts and components not supplied by Seller. The Standard Warranty does not cover any non-Dell branded products.

8.3 Buyer agrees that, in relation to non-Dell branded products purchased through Seller, where such of the products are covered by the originating manufacturer's warranty, then the Standard Warranty shall not extend to such products and such originating manufacturer's warranty shall be the sole warranty in respect of such products. Buyer shall utilise that warranty for the support of such products.

9. ADDITIONAL SERVICE AND TECHNICAL SUPPORT

If Buyer purchases additional service to be provided by Seller, Seller will, in addition to the above Standard Warranty, provide service to Buyer in accordance with the specific terms and conditions in the additional service contract between Seller and Buyer. Seller has no obligation to provide services until Seller has received full payment for the product or service contract for which service or technical support is requested. Specific terms and conditions of service and technical support are available via the Internet on Seller's Web site at http://www.dell.com/ap/TandC/cn/en/index.htm or upon request.

10. LIABILITY

10.1 Unless otherwise specified by law, Seller's total liability herein in respect of each event or series of connected events shall not exceed the total price paid for the purchase of products and/or services under these Terms and Conditions.

10.2 Seller shall not be liable to Buyer for any consequential damages arising out of or in connection with the purchase, use or performance of products or services (including in circumstances where data or software is lost, corrupted, deleted or altered, etc.)

10.3 Both parties agree: Seller may in respect of any typographical error, clerical error or other omission in sales literature, quotations, price lists acceptances of orders, invoices or other documents or information issued by Seller, carry out corrections and the documents after correction shall govern.

11. EXPORT RESTRICTIONS

Buyer and Seller acknowledge that the products licensed or sold hereunder, which may include technology and software, are subject to relevant export control laws and regulations, including those of China and the United States, and agree to abide by those applicable laws and regulations. Under these laws and regulations, the products purchased may not be sold, leased or otherwise transferred to restricted end-users or to restricted countries. In addition, the products may not be sold, leased or otherwise transferred to, or utilized by, an end-user engaged in certain restricted activities, including those related to the development or use of weapons of mass destruction.

12. GOVERNING LAW

These Terms and Conditions shall be governed by and construed in accordance with the laws of the People's Republic of China. Any dispute arising in connection with these Terms and Conditions shall to the extent possible be settled through friendly consultations between the parties. If the dispute cannot be settled through consultations, either party may refer the dispute to a competent People's Court where Seller is located to resolve through litigation.

13. GENERAL

Unless otherwise mutually agreed by the parties in writing, any alteration or amendment to or in connection with the Sales Contract shall be presented in writing and takes effect only after written confirmation by signature and/or legally authorized chop.

Accepted by: _______________________
Authorized Representative: Tian Wei
Information Security Software Company Ltd.

Date: January 1, 2008